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                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated January 17, 2001 relating to the November 30, 2000 financial statements and financial highlights of Prudential Sector Funds, Inc. - Prudential Utility Fund appearing in the November 30, 2000 Annual Report to Shareholders of Prudential Sector Funds - Prudential Utility Fund, which is also incorporated by reference into the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such N-14 Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in that Fund's N-1A Registration Statement dated March 9, 2001, which is incorporated by reference in the N-14 Registration Statement.

We also consent to the incorporation by reference in the N-14 Registration Statement and Statement of Additional Information of our report dated November 22, 2000 relating to the September 30, 2000 financial statements and financial highlights of Prudential Global Utility Fund, Inc. appearing in the September 30, 2000 Annual Report to Shareholders of Prudential Global Utility Fund, Inc. which is also incorporated by reference into the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such N-14 Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in that Fund's N-1A Registration Statement dated November 30, 2000 which is incorporated by reference in the N-14 Registration Statement.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
June 15, 2001